Exhibit 99.1

NeoGenomics Reports Third Quarter 2026 Results
Total revenue increased 11% YoY to $209 million
Clinical services revenue grew 13%, with NGS revenue growth of 29%
Company raises full-year 2026 revenue and adjusted EBITDA guidance
Fort Myers, Florida (October 28, 2026) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced its third-quarter results for the period ended September 30, 2026.

Financial Highlights

For the three-month period ended September 30, 2026, as compared to the same period in 2025:

•Increased total revenue by 11% to $209 million

•Increased clinical revenue by 13% to $195 million driven by NGS growth of 29%

•Expanded GAAP gross margin by 340 bps to 46% and improved GAAP net loss by 72% to $8 million

•Expanded adjusted gross margin by 310 bps to 49% and delivered adjusted EBITDA(1) of $19 million

Business Highlights

•Announced planned leadership succession in which Warren Stone, President and COO, will become CEO and Board member effective January 4, 2027. Current CEO, Tony Zook, to then transition to Executive Chairman

•Expanded Medicare-coverage for RaDaR ST to include immunotherapy treatment response monitoring in late-stage solid tumors, marking the third Medicare-covered indication for RaDaR ST

•Expanded agreements with multiple commercial payers to bring NeoGenomics in-network and broaden access to and reimbursement for new tests

•Continued digital transformation across our infrastructure including scaling NovaSeq X, IT systems, and revenue cycle management platform

“Our third-quarter results reinforce that we have the right strategy in place and the right team to execute against it,” said Tony Zook, Chief Executive Officer of NeoGenomics. “Clinical revenue growth of 13% continues to showcase the strength of our broad-based testing solutions portfolio, with NGS revenue growing a strong 29% and NGS test volume growing 17%. As our business continues its shift to higher-value, high-margin testing modalities, we see further opportunity to invest into our commercial teams, community channel strength, and product pipeline. At the same time, we expect to reduce complexity across our business through operational excellence initiatives designed to deliver accelerating growth and disciplined margin expansion over the long-term.”
Third-Quarter Results
Consolidated revenue for the third quarter of 2026 was $209 million, an increase of 11% over the same period in 2025. Clinical volume increased by 2%, while average revenue per clinical test increased by 11% to $530.
Consolidated gross profit for the third quarter of 2026 was $97 million, an increase of 20% compared to the third quarter of 2025. Consolidated gross profit margin, including amortization of acquired intangible assets and stock-based compensation expense, was 46%. Adjusted Gross Profit Margin(1), excluding amortization of acquired intangible assets and stock-based compensation expense, was 49%, an increase of 310 bps versus the same period in 2025.
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Operating expenses for the third quarter of 2026 were $105 million, a decrease of $3 million, or 3%, compared to the third quarter of 2025.
Net loss for the quarter was $8 million compared to net loss of $27 million for the third quarter of 2025.
Adjusted EBITDA(1) for the third quarter of 2026 increased by 53% to $19 million, compared to $12 million in the third quarter of 2025. Adjusted Net Income(1) was $11 million compared to Adjusted Net Income(1) of $4 million in the third quarter of 2025.
Cash and cash equivalents totaled $139 million at quarter end.
(1) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
2026 Financial Guidance
The Company is revising its full-year 2026 guidance, as shown below (in millions).

	FY 2025	Previous FY 2026 Guidance		Updated FY 2026 Guidance		YOY % Change from FY 2025
(in millions)	Actual	Low	High	Low	High	Low	High
Consolidated revenue	$727	$802	$806	$807	$809	11%	11%
Net loss	$(108)	$(42)	$(34)	$(32)	$(30)	70%	72%
Adjusted EBITDA	$43	$56	$58	Approximately $60		Approximately 38%
Conference Call
The Company has scheduled a webcast and conference call to discuss its third quarter 2026 results on Wednesday, October 28, 2026 at 4:30 p.m. Eastern Time. To access the live call via telephone, interested investors should dial (888) 506-0062 (domestic) or (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 489662. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, providing oncologists, pathologists, hospital systems, academic medical centers, and pharmaceutical firms with innovative diagnostic and predictive testing to deliver timely, actionable insights that guide personalized care decisions. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, England.
We routinely post information that may be important to investors on our website at https://www.neogenomics.com. Information on, or accessible through, our website is not incorporated by reference into, and is not a part of, this release or any other report or document that we may file with the Securities and Exchange Commission (“SEC”).
Forward Looking Statements
This press release, and the conference call and webcast referenced above, contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “target,” “enable,” “intend,” “potential” and other words of similar meaning, although not all forward-looking statements include these words.
These forward-looking statements include, among others, statements regarding the Company’s full-year 2026 financial guidance and the assumptions underlying that guidance; the strategic execution of the Company’s leadership team and the Company’s plans with respect to executive leadership succession, including the anticipated timing and effects thereof; the
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Company’s strategy, planned future operations and related expectations with respect to timing and performance; the Company’s capital structure, liquidity and future financial position; the Company’s future operating and financial performance; the Company’s growth potential and expected growth drivers, including with respect to next-generation sequencing (NGS) and molecular residual disease (MRD) testing; projected costs and capital expenditures; the Company’s prospects and plans; the Company’s belief in the durability of its broad-based testing solutions portfolio; the Company’s expectations regarding its ability for realizing efficiencies from operational excellence initiatives; estimates of market size and position; and the objectives of management.
Each forward-looking statement contained in this press release, or made during the related conference call and webcast, is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to identify and implement appropriate financial and operational initiatives to execute on its strategic priorities; to achieve the revenue, net loss and Adjusted EBITDA results contemplated by its guidance; to realize anticipated efficiencies, cost savings and margin improvement from its operational initiatives, including in light of compensation, benefits and supplies cost inflation; to enter new markets and increase market share in both current and new markets; to continue gaining new customers; to develop, validate and commercialize new types of tests; to obtain and maintain coverage and reimbursement for its tests; to bill and collect for its services on a timely basis and to accurately estimate amounts expected to be collected, including implicit price concessions; to assemble and maintain an effective executive team and retain key personnel, including in connection with its announced leadership succession; to integrate acquired businesses and realize their anticipated benefits; to manage the effects of seasonality and changes in payer mix; and to otherwise implement its business plans. Applicable risks and uncertainties also include the potential impact of evolving regulatory requirements related to laboratory developed tests; the impact of tariffs and trade policy uncertainty on the Company’s supply chain and costs; potential reimbursement or coverage changes by government and commercial payers; the Company’s compliance with, and the cost of complying with, healthcare laws and regulations; risks relating to potential dilution to the Company’s stockholders upon conversion of its outstanding convertible senior notes; the outcome of pending legal proceedings; and the risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026, and in the Company’s other filings with the SEC.
The Company’s full-year 2026 guidance is based on management’s current expectations and assumptions as of the date of this press release. Actual results may differ materially.
The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release or made during the related conference call and webcast. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and forward-looking statements made during the related conference call and webcast speak only as of the date of that call (unless another date is indicated), and the Company undertakes no obligation to update or revise any of these statements, whether as a result of new information, future events or otherwise, except as required by law. Any replay or archived version of the conference call or webcast is provided for convenience only, and the statements made therein are not updated or reaffirmed as of any later date.

Investor Contact
InvestorRelations@neogenomics.com

Media Contact
Andrea Sampson
asampson@sampsonprgroup.com

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2026 (unaudited)	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$139,281	$159,618
Accounts receivable, net	213,410	159,242
Inventories	25,500	28,566
Prepaid assets	22,774	21,443
Other current assets	9,118	7,417
Total current assets	410,083	376,286
Property and equipment, net	85,944	84,834
Operating lease right-of-use assets	77,978	78,444
Financing lease right-of-use assets	6,291	54
Intangible assets, net	263,628	286,528
Goodwill	523,995	524,344
Other assets	8,998	9,340
Total non-current assets	966,834	983,544
Total assets	$1,376,917	$1,359,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$110,174	$83,496
Current portion of operating lease liabilities	4,295	4,776
Current portion of finance lease liabilities	1,704	28
Total current liabilities	116,173	88,300
Long-term liabilities
Operating lease liabilities	64,303	62,822
Finance lease liabilities	4,151	27
Convertible senior notes, net	374,688	341,858
Deferred income tax liabilities, net	16,097	18,219
Other long-term liabilities	867	12,042
Total long-term liabilities	460,106	434,968
Total liabilities	$576,279	$523,268
Stockholders’ equity
Total stockholders' equity	$800,638	$836,562
Total liabilities and stockholders’ equity	$1,376,917	$1,359,830

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
NET REVENUE	$209,254	$187,797	$597,582	$537,162

COST OF REVENUE	112,666	107,351	328,252	306,212

GROSS PROFIT	96,588	80,446	269,330	230,950
Operating expenses:
General and administrative	67,073	69,874	196,427	209,828
Research and development	9,855	8,694	30,150	27,898
Sales and marketing	27,601	21,806	78,706	68,564
Impairment charges	—	7,086	—	27,127
Total operating expenses	104,529	107,460	305,283	333,417
LOSS FROM OPERATIONS	(7,941)	(27,014)	(35,953)	(102,467)
Interest income	1,196	1,563	3,683	7,547
Interest expense	(1,267)	(603)	(2,646)	(3,154)
Other (expense) income, net	(9)	(335)	(38)	212
Gain on extinguishment of debt	—	—	11,181	—
Loss before taxes	(8,021)	(26,389)	(23,773)	(97,862)
Income tax benefit (expense)	475	(740)	1,359	(282)
NET LOSS	$(7,546)	$(27,129)	$(22,414)	$(98,144)

NET LOSS PER SHARE
Basic	$(0.06)	$(0.21)	$(0.17)	$(0.77)
Diluted	$(0.06)	$(0.21)	$(0.17)	$(0.77)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	128,587	128,415	129,125	127,917
Diluted	128,587	128,415	129,125	127,917

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,414)	$(98,144)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	25,912	27,309
Amortization of intangibles	22,900	24,120
Stock-based compensation	26,689	33,274
Non-cash operating lease expense	4,764	5,039
Non-cash finance lease amortization	684	—
Amortization of debt issue costs	69	78
Amortization of convertible debt discount	1,213	1,536
Gain on debt extinguishment	(11,181)	—
Impairment charges	—	27,127
Other adjustments	(111)	3
Changes in assets and liabilities, net	(45,588)	(16,455)
Net cash provided by operating activities	2,937	3,887
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of marketable securities	—	20,060
Purchases of equity securities	—	(500)
Purchases of property and equipment	(24,992)	(19,137)
Business acquisition, net of cash acquired	—	(6,454)
Purchase of convertible note	(175)	—
Net cash used in investing activities	(25,167)	(6,031)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible debt, net of discount	306,301	—
Repayment of convertible debt	(262,890)	(201,250)
Premiums paid for capped call confirmations	(28,747)	—
Proceeds received from capped call terminations	77	—
Repurchases of common stock	(25,000)	—
Repayment of financing leases	(1,320)	—
Proceeds from issuance of common stock under employee stock purchase plan	2,602	3,102
Proceeds from issuance of common stock upon exercise of stock options	14,442	74
Employee taxes paid related to net share settlement of restricted stock	(3,572)	(2,645)
Net cash provided by (used in) financing activities	1,893	(200,719)
Net change in cash and cash equivalents, including cash classified within current assets held for sale	(20,337)	(202,863)
Less: net change in cash classified within current assets held for sale	—	(32)
Net change in cash and cash equivalents	(20,337)	(202,895)
Cash and cash equivalents, beginning of period	159,618	367,012
Cash and cash equivalents, end of period	$139,281	$164,117
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Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, in order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information prepared in accordance with U.S. GAAP financial results and may exclude items that are significant to understanding and assessing the Company's financial results. Therefore, these measures should not be considered measures of liquidity or considered in isolation or as an alternative to other measures of the Company's profitability or performance under GAAP. The Company's presentation of non-GAAP financial measures is unlikely to be comparable to similarly-titled non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Financial Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income before: (i) interest income, (ii) interest expense, (iii) income tax (benefit) or expense, (iv) depreciation and amortization expense, (v) stock-based compensation expense, and, if applicable in a reporting period, (vi) leadership transition costs, (vii) acquisition and integration related expenses, (viii) impairment charges, (ix) intellectual property (“IP”) litigation costs, (x) gain on extinguishment of debt, (xi) adjustment to contingency for regulatory matter, and (xii) other significant or non-operating (income) or expenses, net.
“EBITDA” is defined by NeoGenomics as net (loss) income before: (i) interest income, (ii) interest expense, (iii) income tax (benefit) or expense, and (iv) depreciation and amortization expense.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization and (ii) stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted gross profit divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) amortization, (ii) stock-based compensation expense, and, if applicable in a reporting period, (iii) leadership transition costs, (iv) acquisition and integration related expenses, (v) impairment charges, (vi) IP litigation costs, (vii) gain on extinguishment of debt, (viii) adjustment to contingency for regulatory matter, and (ix) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
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The following tables present reconciliations of the Company's non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss (GAAP)	$(7,546)	$(27,129)	$(22,414)	$(98,144)
Adjustments to net loss:
Interest income	(1,196)	(1,563)	(3,683)	(7,547)
Interest expense	1,267	603	2,646	3,154
Income tax (benefit) expense	(475)	740	(1,359)	282
Depreciation	8,555	8,803	25,912	27,309
Amortization	8,023	7,634	23,630	24,120
EBITDA (non-GAAP)	$8,628	$(10,912)	$24,732	$(50,826)
Further adjustments to EBITDA:
Leadership transition costs(1)	1,073	319	1,636	3,149
Acquisition and integration related expenses(2)	—	1,800	806	6,176
Stock-based compensation expense	8,837	10,305	26,689	33,274
Gain on extinguishment of debt	—	—	(11,181)	—
Impairment charges(3)	—	7,086	—	27,127
IP litigation costs(4)	42	3,634	207	11,077
Adjustment to contingency for regulatory matter	—	—	(1,155)	—
Other significant expenses, net(5)	89	—	406	—
Adjusted EBITDA (non-GAAP)	$18,669	$12,232	$42,140	$29,977
_________________
(1) For the three and nine months ended September 30, 2026, leadership transition costs include executive severance and executive retention costs. For the three months ended September 30, 2025, leadership transition costs include executive retention costs. For the nine months ended September 30, 2025, leadership transition costs include executive severance costs, executive retention costs, and executive search costs.
(2) For the nine months ended September 30, 2026, acquisition and integration related expenses include severance costs. There were no such costs for the three months ended September 30, 2026. For the three and nine months ended September 30, 2025, acquisition and integration related expenses include consulting and legal fees, severance costs, and employee retention costs.
(3) For the three months ended September 30, 2025, impairment charges include an impairment of a disposal group held for sale. For the nine months ended September 30, 2025, impairment charges include losses from InVisionFirst®-Lung intangible asset impairment and inventory write-off, and impairment of a disposal group held for sale. There were no such costs for the three and nine months ended September 30, 2026.
(4) For the three and nine months ended September 30, 2026 and September 30, 2025, IP litigation costs include legal fees.
(5) For the three and nine months ended September 30, 2026, other significant expenses, net, include severance and retention costs. There were no such costs for the three and nine months ended September 30, 2025.
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Reconciliation of Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Consolidated:
Total revenue (GAAP)	$209,254	$187,797	11.4%	$597,582	$537,162	11.2%

Cost of revenue (GAAP)	$112,666	$107,351	5.0%	$328,252	$306,212	7.2%
Adjustments to cost of revenue(1)	(5,029)	(4,950)		(15,001)	(15,389)
Adjusted cost of revenue (non-GAAP)	$107,637	$102,401	5.1%	$313,251	$290,823	7.7%

Gross profit (GAAP)	$96,588	$80,446	20.1%	$269,330	$230,950	16.6%
Adjusted gross profit (non-GAAP )	$101,617	$85,396	19.0%	$284,331	$246,339	15.4%

Gross profit margin (GAAP)	46.2%	42.8%		45.1%	43.0%
Adjusted gross profit margin (non-GAAP)	48.6%	45.5%		47.6%	45.9%
_________________
(1) Cost of revenue adjustments for the three months ended September 30, 2026, include $4.6 million of amortization and $0.4 million of stock-based compensation. Cost of revenue adjustments for the nine months ended September 30, 2026, include $13.9 million of amortization and $1.1 million of stock-based compensation. Cost of revenue adjustments for the three months ended September 30, 2025, include $4.6 million of amortization and $0.3 million of stock-based compensation. Cost of revenue adjustments for the nine months ended September 30, 2025, include $14.3 million of amortization and $1.1 million of stock-based compensation.

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Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
and GAAP EPS to Non-GAAP Adjusted EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss (GAAP)	$(7,546)	$(27,129)	$(22,414)	$(98,144)
Adjustments to net loss net of tax:
Amortization	8,023	7,634	23,630	24,120
Leadership transition costs(1)	1,073	319	1,636	3,149
Acquisition and integration related expenses(2)	—	1,800	806	6,176
Stock-based compensation expense	8,837	10,305	26,689	33,274
Gain on extinguishment of debt	—	—	(11,181)	—
Impairment charges(3)	—	7,086	—	27,127
IP litigation costs(4)	42	3,634	207	11,077
Adjustment to contingency for regulatory matter	—	—	(1,155)	—
Other significant expenses, net(5)	89	—	406	—
Adjusted net income (non-GAAP)	$10,518	$3,649	$18,624	$6,779

Net loss per common share (GAAP)
Diluted EPS	$(0.06)	$(0.21)	$(0.17)	$(0.77)
Adjustments to diluted net income (loss) per share:
Amortization	0.06	0.06	0.17	0.19
Leadership transition costs(1)	0.01	—	0.01	0.02
Acquisition and integration related expenses(2)	—	0.01	0.01	0.05
Stock-based compensation expense	0.06	0.08	0.19	0.26
Gain on extinguishment of debt	—	—	(0.08)	—
Impairment charges(3)	—	0.06	—	0.21
IP litigation costs(4)	—	0.03	—	0.09
Adjustment to contingency for regulatory matter	—	—	(0.01)	—
Other significant expenses, net(5)	—	—	—	—
Rounding and impact of diluted shares in adjusted diluted shares(6)	—	—	0.01	—
Adjusted diluted EPS (non-GAAP)	$0.07	$0.03	$0.13	$0.05

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	128,587	128,415	129,125	127,917
Dilutive effect of options, restricted stock, and converted shares(7)(8)	26,620	5,672	13,707	5,920
Adjusted diluted shares outstanding (non-GAAP)	155,207	134,087	142,832	133,837
_______________
(1) For the three and nine months ended September 30, 2026, leadership transition costs include executive severance and executive retention costs. For the three months ended September 30, 2025, leadership transition costs include executive retention costs. For the nine months ended September 30, 2025, leadership transition costs include executive severance costs, executive retention costs, and executive search costs.
(2) For the nine months ended September 30, 2026, acquisition and integration related expenses include severance costs. There were no such costs for the three months ended September 30, 2026. For the three and nine months ended September 30, 2025, acquisition and integration related expenses include consulting and legal fees, severance costs, and employee retention costs.
(3) For the three months ended September 30, 2025, impairment charges include an impairment of a disposal group held for sale. For the nine months ended September 30, 2025, impairment charges include losses from InVisionFirst®-Lung intangible asset impairment and inventory write-off, and
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impairment of a disposal group held for sale. There were no such costs for the three and nine months ended September 30, 2026.
(4) For the three and nine months ended September 30, 2026 and September 30, 2025, IP litigation costs include legal fees.
(5) For the three and nine months ended September 30, 2026, other significant expenses, net, include severance and retention costs. There were no such costs for the three and nine months ended September 30, 2025.
(6) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(7) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(8) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
NeoGenomics, Inc. | 9490 NeoGenomics Way, Fort Myers, FL 33912

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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(in thousands, except per share amounts)
(unaudited)

GAAP net loss in 2026 will be impacted by certain charges, including: (i) amortization, (ii) stock-based compensation, and (iii) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net income per share
The following table reconciles the Company’s 2026 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net income, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2026
	Low Range	High Range
Net loss (GAAP)	$(32,000)	$(30,000)
Amortization	32,000	32,000
Stock-based compensation expenses	36,000	35,000
Other one-time expenses	(9,000)	(9,000)
Adjusted net income (non-GAAP)	27,000	28,000
Interest and taxes	(1,000)	(2,000)
Depreciation	34,000	34,000
Adjusted EBITDA (non-GAAP)	$60,000	$60,000

Net loss per diluted share (GAAP)	$(0.25)	$(0.23)
Adjustments to net loss per diluted share:
Amortization	0.25	0.25
Stock-based compensation expenses	0.28	0.27
Other one-time expenses	(0.07)	(0.07)
Rounding and impact of diluted shares in adjusted diluted shares(1)	—	—
Adjusted diluted EPS (non-GAAP)	$0.21	$0.22

Weighted average assumed shares outstanding in 2026:
Diluted shares (GAAP)	129,500	129,500
Options, restricted stock, and converted shares not included in diluted shares(2)	—	—
Adjusted diluted shares outstanding (non-GAAP)	129,500	129,500
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(1) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(2) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

NeoGenomics, Inc. | 9490 NeoGenomics Way, Fort Myers, FL 33912

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Supplemental Information
Clinical Tests Performed and Revenue
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Clinical(1):
Number of tests performed	367,279	360,774	1.8%	1,076,456	1,043,567	3.2%
Average revenue/test	$530	$476	11.3%	$514	$465	10.5%
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(1) Excludes tests and revenue related to non-clinical activity.

NeoGenomics, Inc. | 9490 NeoGenomics Way, Fort Myers, FL 33912